Exhibit 5.1

300 North LaSalle Chicago, IL 60654

(312) 862-2000 www.kirkland.com	Facsimile: (312) 862-2200

October 5, 2018

Agiliti, Inc.
100 Federal Street, 35th Floor
Boston, MA 02110

Ladies and Gentlemen:

We are acting as special counsel to Agiliti, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-4, which includes the Proxy Statement of Federal Street Acquisition Corp. (“FSAC”), originally filed with the Securities and Exchange Commission (the “Commission”) on August 23, 2018 (File No. 333-226975), under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”).

Up to 117,323,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), including shares of Common Stock to be issued upon exercise of options (the “Rollover Options”), are to be issued in connection with the transactions contemplated by that certain Agreement and Plan of Merger, dated as of August 13, 2018, by and among FSAC, the Company, FSAC Merger Sub, Inc., Umpire Equity Merger Sub, Inc., Umpire Cash Merger Sub, Inc., UHS Holdco, Inc. (“UHS Holdco”), solely in their capacities as Majority Stockholders, IPC/UHS, L.P. and IPC/UHS Co-Investment Partners, L.P., and solely in its capacity as the Stockholders’ Representative, IPC/UHS, L.P. (as it may be amended from time to time, the “Merger Agreement”). Such shares of Common Stock, when issued in accordance with the Merger Agreement, and in the case of the Rollover Options, in accordance with the Merger Agreement and the UHS Holdco, Inc. Stock Option Plan and the 2018 Executive Management Stock Option Plan (together, the “Assumed Incentive Plans”), are referred to herein as the “Merger Shares” and the issuance of the Merger Shares is referred to herein as the “Merger Issuance”.

37,950,000 shares of Common Stock are to be issued upon the exercise of warrants (the “Warrants”) issued pursuant to that certain Warrant Agreement, dated July 18, 2017, by and between FSAC and Continental Stock Transfer & Trust Company (as the same may be amended, the “Warrant Agreement”), which Warrants will be exercisable for shares of Common Stock beginning 30 days following the consummation of the transactions contemplated by the Merger Agreement. Such shares of Common Stock, when issued in accordance with the Warrant Agreement are referred to herein as the “Warrant Shares,” the issuance of the Warrant Shares is

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referred to herein as the “Warrant Issuance,” and the Warrant Issuance together with the Merger Issuance is collectively referred to herein as the “Issuance.”

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Merger Agreement filed as Exhibit 2.1 to the Registration Statement; (ii) the Warrant Agreement; (iii) the Assumed Incentive Plans; (iv) the merger certificates prepared pursuant to the Merger Agreement and to be filed with the Secretary of State of the State of Delaware (the “Secretary”) prior to the Merger Issuance (the “Merger Certificates”); (v) the Amended and Restated Certificate of Incorporation (the “Charter”) of the Company in the form filed as Exhibit 3.1 to the Registration Statement and to be filed with the Secretary prior to the Merger Issuance; (vi) the Amended and Restated Bylaws (the “Bylaws”) of the Company in the form filed as Exhibit 3.2 to the Registration Statement; (vii) resolutions of the board of directors and the stockholder of the Company with respect to the Issuance; and (viii) the Registration Statement.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinion expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others as to factual matters.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

(a) when (i) the Merger Certificates have been filed with and accepted by the Secretary, (ii) the Bylaws are adopted by the board of directors of the Company, (iii) the Charter is validly adopted and filed with the Secretary, (iv) the certificates evidencing the Merger Shares have been duly executed and authenticated in accordance with the provisions of the Merger Agreement and duly delivered to the stockholders of FSAC and UHS Holdco in exchange for their shares of common stock of FSAC and UHS Holdco, as applicable, (v) in the case of the Rollover Options, the holders of the Rollover Options have paid the exercise price for the applicable Merger Shares in accordance with the Assumed Incentive Plans and the certificates evidencing such Merger Shares have been duly executed and authenticated in accordance with the provisions of the Assumed Incentive Plans and duly delivered to the holders of such Rollover Options in exchange for such Rollover Options, (vi) the appropriate certificates representing the Merger Shares are duly countersigned and registered by the Company’s transfer agent/registrar;

and (vii) the Registration Statement becomes effective under the Act, the Merger Shares will be duly authorized and validly issued, fully paid and nonassessable; and

(b) when (i) the Merger Certificates are filed with and accepted by the Secretary, (ii) the holders of the Warrants have paid the exercise price for the Warrant Shares pursuant to the Warrant Agreement, (iii) the certificates evidencing the Warrant Shares have been duly executed and authenticated in accordance with the provisions of the Warrant Agreement and duly delivered to the holders of the Warrants in exchange for such Warrants, (iv) the appropriate certificates representing the Warrant Shares are duly countersigned and registered by the Company’s transfer agent/registrar, and (v) the Registration Statement becomes effective under the Act, the Warrant Shares will be duly authorized, validly issued, fully paid and non-assessable.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the Offering.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement.

Sincerely,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP